EXHIBIT 10.17 (b)

February 11, 2005

William Frederick

8503 Mahogany Place

Newark, CA 94560

Dear Mr. Frederick:

Please be advised that the Severance Plan dated February 2, 2004 by and between Versata, Inc. and you (the “Severance Plan”) is hereby amended as follows:

The following is hereby inserted on the first page of the Severance Plan as new paragraph (d):

“(d) in the event that within the Transition Period the Company terminates your employment for any reason other than for Cause (as defined in Section six of this Plan), then you will receive a continuation of your monthly salary for a nine- (9) month period following the effective date of termination.” “Transition Period” shall be the six months following the hire date of the Chief Executive Officer who immediately succeeds Alan Baratz. You agree to take all necessary actions to effect your termination with the Company including taking any actions, (i.e. resignation from position held with the Company’s subsidiaries), as required by the Company.

Except as modified herein, all other terms in the Severance Plan shall be unaffected and shall remain in full force and effect.

To show your acceptance of this Amendment to the Severance Plan please sign below.

Sincerely,

/s/ Alan Baratz
Alan Baratz
Director, Chief Executive Officer

AGREED, ACKNOWLEDGED AND ACCEPTED:

/s/ William Frederick	February 16, 2005
William Frederick (Signature)	Date